EXHIBIT 99.1

FOR IMMEDIATE RELEASE

INTERPHASE UNVEILS INTERACTIVE DISPLAY SYSTEM DURING DEMO SPRING 2012, BRINGING ROCKET SCIENCE TO THE PALM OF YOUR HAND

penveuTM Brings True Interactivity to the Education, Enterprise,
 and SoHo Markets at an Affordable Price

SANTA CLARA, Calif. – April 18, 2012 –Interphase Corporation  (NASDAQ: INPH) today announced the debut of penveu™ – an incredibly disruptive interactive device that radically evolves the industry by enhancing the functionality of installed projectors and large screen displays.  The company will be demonstrating the product’s capabilities on stage tomorrow, at DEMO Spring 2012.

When presenting, training, or teaching, the relationship between presenter, presentation, and audience must be engaging and interactive to be effective. However, the products available in today’s $1.8 billion interactive whiteboard (IWB) market fall short of achieving this.  While users in this market value portability, accuracy of pointing, freedom of movement, ease of use, and price, IWBs don’t offer portability or freedom of movement, and need to be calibrated manually and often. Products like the Air Mouse simply don’t have the functionality to provide full interactivity or accuracy.  penveu disrupts the industry norms by enhancing the functionality of currently installed projectors and large screen displays - making ANY flat surface interactive - in a device that brings rocket science to the masses in a sleek, pinpoint-accurate, interactive display that fits in your pocket - for a fraction of the current market price.

The penveu system addresses the display and IWB market needs through superior technology – satellite and military navigation systems that are only now available to commercial markets - and extremely competitive pricing.  With the cost for IWBs ranging from $1,000 to $8,000+, most K-12 schools find them coveted and out of reach for most classrooms due to budget limitations.  Corporations also find them too pricey.  Nevertheless, the market is booming despite the individual expense to corporations or educational institutions. According to FutureSource Consulting, the IWB market is expected to grow to $1.8 billion in 2012 from $1.1 billion in 2009. This represents only a portion of the interactive presentation market - which also includes interactive projectors. penveu has the unique ability to address the installed base of all projectors and large screen monitors/TVs, and is positioned to address the existing 80+ million of these installed devices, which most interactive presentation solutions currently available on the market cannot.

- MORE -

"penveu has developed interactive technology that changes the dynamics of a classroom or boardroom," said Matt Marshall, executive producer of DEMO.  "We chose penveu because it consciously disrupts a market that until now has become inefficient for the customers it serves, with very little innovation or evolution.”

The IWB market is far from saturation; only 2.8 million are currently installed, while more than 31 million classrooms and countless number of conference rooms exist across the globe.  The market potential is extraordinary.  penveu is portable and incredibly easy to use, with no required software or driver installation, no calibration needed, and is OS/platform agnostic.  This all at a cost that is 66 percent less than the current market alternatives – with pricing starting at $499 for the education market.

“The penveu interactive display system brings affordability and flexibility to the classroom and the enterprise,” said Yoram Solomon, Ph.D., vice president and general manager of penveu.  “This delivers on Interphase’s corporate mission to innovate, simplify, and evolve, and in doing so delivers the key building blocks for interactivity and better learning in the classroom, and a collaborative atmosphere in the conference room.”

Availability
penveu will be available as of July 2012 and offered for purchase via the company website, as well as Amazon, M & A Technologies, TigerDirect, CompUSA, and Circuit City.  Educators can make their purchases through these channels, as well as JourneyEd and the Academic Superstore. In addition, customers can visit www.penveu.com for more information and demonstrations.

Key Features:
•	No calibration required
•	Portable – fits in a briefcase or pocket
•	Compatible with any computer connected to a projector, large screen display, or TV using a VGA connector, regardless of operating system: PC, MAC, iPad, Android, or Linux

- MORE -

•	Accurate - points, writes, and interacts with any computer, tablet, or laptop from a distance of up to 40 feet
•	Has the ability to fully interact with any screen or display, including: fabric surfaces, walls, HDTVs, whiteboards, monitors, etc.
•
Natural and intuitive user interface that includes a pen tip with multiple color choices, mouse+ controls, visual, audible, and tactile feedback, and pressure-controlled line width, among other features

•	Screen Capture, 8GB to 32GB external storage
•	Absolutely NO software or driver installation needed
•	Affordable pricing – education market device (8GB) offered at $499

Sales and Partnership Inquiries
penveu has two tiers of pricing: education and enterprise. The education market pricing starts at $499 (8 GB).  The enterprise models are $699 (8GB) and $799 (32GB) respectively.  For sales please contact sales@penveu.com. For channel or partnership inquiries, please contact Jennifer Skinner-Gray at +1 (800) 777-3722.

Useful Links:
DEMO Spring 2012: www.demo.com; @DEMO; #DEMO2012
Interphase: www.interphase.com
penveu: www.penveu.com
Facebook: www.facebook.com/penveu
Twitter: www.twitter.com/penveu; #penveu

About penveu™
penveu™ is an Interphase (NASDAQ: INPH) product, offering an incredibly disruptive handheld device that radically evolves the industry by enhancing the functionality of installed projectors and large screen displays making any flat surface – from pull down screens to HDTVs –an interactive display system.  It’s an affordable solution that brings rocket science to the education and enterprise markets in a sleek, pinpoint-accurate device that is so portable it fits in a pocket.  For more information, please visit our website at www.penveu.com.

About Interphase Corporation
Interphase Corporation (NASDAQ: INPH) is a diversified information and communications technology company, committed to innovation. The company delivers customers best in class solutions for connectivity, interworking, packet processing, contract manufacturing, and electronic design services and is well known as the premier provider of LTE and WiMAX solutions.  In addition, Interphase recently expanded its business to include desktop virtualization and embedded computer vision technology solutions, targeted at the enterprise and education technology markets with the introduction of the penveu™
 and clouDevice™ product lines. Clients for communications networking products include Alcatel-Lucent, Emerson Network Power, Fujitsu Ltd., Genband, Hewlett Packard, Oracle, and Samsung.  The company, founded in 1974, is headquartered in Plano, Texas, with manufacturing facilities in Carrollton, Texas, and sales offices throughout the Americas and Europe. For more information, please visit our website at www.iphase.com.

- MORE -

About DEMO
Produced by the IDG Enterprise events group, the worldwide DEMO conferences focus on emerging technologies and new products innovations, which are hand selected from across the spectrum of the technology marketplace. The DEMO conferences have earned their reputation for consistently identifying cutting-edge technologies and helping entrepreneurs secure venture funding and establish critical business. For more information on the DEMO conferences, visit http://www.demo.com/.

All product and company names herein may be trademarks of their registered owners.

###

penveu is a service mark and trademark of Interphase Corp. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners

This press release contains forward looking statements about the business and prospects of the Company. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements include, but are not limited to, statements regarding the introduction of a new product, including details of the proposed timing and distribution of the product and statements predicting trends, sales and market opportunities in the markets in which we intend to sell the product. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including (without limitation) the risk that the product introduction may be delayed or not happen in the anticipated manner, the risk that market acceptance and sales opportunities may not happen as anticipated once the product has been introduced into the market, the risk that our current distribution channels may not choose to distribute the product or may not be successful in doing so, the risks that acceptance of our product in vertical application markets may not happen as anticipated, the risk that published third party growth estimates regarding these markets are not accurate, the risk of delays in our ability to design, manufacture, market and sell the new product due to technological, market, or financial factors, and other risks described in our most recent Form 10-K filed with the Securities and Exchange Commission.

Investor Contact:
Joseph Hassett, Interphase Corporation, ir@interphase.com, +1 866.630.INPH

Media Contact:
Alicia V. Nieva-Woodgate, ANW Networks, alicia@anwnetworks.com, +1 415.515.0866